Exhibit 21.1
Cottonwood Communities Inc.
Subsidiary List (By Jurisdiction)

Delaware

1600 Barberry Lane Owner, LLC
1600 Barberry Lane, LLC
3300 Cottonwood, LLC
3800 Main Investors, LLC
3800 Main, LLC
5001 Enclave Member, LLC
5001 Enclave O, LLC
Block C SPE, LLC
Block C SPE II, LLC
Broadway Opportunity Fund LLC
Brook Highland Place DST, LLC
CC 801 Riverfront, LLC
CC Astoria West, LLC
CC Callowhill, LLC
CC Clermont, LLC
CC Lector85, LLC
CC One Upland, LLC
CC Pompano Beach, LLC
CC Pompano Beach S, LLC
CC Pompano Beach TIC 2, LLC
CC Pompano Beach TIC 4, LLC
CC Reno Lender, LLC
CC West Palm Holding, LLC
CC West Palm, LLC
CCA Promissory Note Distribution LLC
CCPM II – Clearview, LLC
Certis Construction, LLC
Clearview TRS, LLC
Cottonwood Alpha Mills H, LLC
Cottonwood Arsenal H, LLC
Cottonwood at Forum H, LLC
Cottonwood at Trolley Square, LLC
Cottonwood Block C QOF, LLC
Cottonwood Capital Holdings, LLC
Cottonwood Capital Management, Inc.
Cottonwood Capital Property Management II, LLC
Cottonwood Capital, LLC
Cottonwood Communities Advisors Promote, LLC
Cottonwood Communities Management, LLC
Cottonwood Communities TRS, LLC
Cottonwood Courtney Manor H, LLC
Cottonwood Courtney Oaks H, LLC
Cottonwood Fox Point H, LLC
Cottonwood Galleria Owner LLC

Cottonwood Highland Park H, LLC
Cottonwood Jasper, LLC
Cottonwood-Kirkwood, LLC
Cottonwood Legacy Heights H, LLC
Cottonwood Melrose II, LLC
Cottonwood Melrose, LLC
Cottonwood On Highland, LLC
Cottonwood Raveneaux Apartments, LLC
Cottonwood Raveneaux R, LLC
Cottonwood Regatta H, LLC
Cottonwood Residential O.P., LP
Cottonwood Scott Mountain H, LLC
Cottonwood Stonebriar H, LLC
Cottonwood Sugar House, LLC
Cottonwood Sugarmont, LLC
Cottonwood Summer Park Cash, LLC
Cottonwood Toscana H, LLC
Cottonwood TriPost, LLC
CR Digital, LLC
CROP PM – St. Pete, LLC
CROP Property Management, LLC
CW Alpha Mill Apartments, LP
CW Alpha Mill GP, LLC
CW Alpha Mills JV, LLC
CW Block C, LLC
CW Broadway JV LLC
CW Cason, LLC
CW Clearview, LLC
CW Cottonwood Apartments, LLC
CW Heights at Meridian Apartments, LP
CW Heights at Meridian GP, LLC
CW Heights at Meridian H, LLC
CW Heights at Meridian JV, LLC
CW Highland Park Apartments, LLC
CW Highland Park JV, LLC
CW Investor at Sugar House LLC
CW Investor on Highland, LLC
CW Jasper, LLC
CW Multifamily Opportunity Fund GP, LLC
CW Reserve Apartments II, LP
CW Reserve Apartments, LP
CW Reserve GP, LLC
CW St. Pete 1031, LLC
CW St. Pete, LLC
CW Stonebriar, LLC
CW Sugar House JV GP, LLC
CW Sugar House JV, LLC
CW Sugar House, LLC

CW Westborough 1031, LLC
CW Westborough Apartments, LLC
CW Westborough H, LLC
CW Westborough JV, LLC
CW Westside Apartments, LLC
CW Westside H, LLC
CW Westside JV, LLC
CWC Cottonwood H, LLC
CWR-Pavilions, LLC
Ditaro, LLC
Forum at Grand Prairie, LLC
Haywood Storage, LLC
KRE JAG One Upland Owner LLC
Melrose Apartments, LLC
Melrose II S, LLC
Melrose II TIC, LLC
Pavilions, LLC
Plantations at Haywood M, LLC
Plantations at Haywood O, LLC
Regatta TRS, LLC
Resident Indemnity Management, LLC
Retreat at Peachtree City Apartments CW, LLC
Retreat at Peachtree City Apartments, LLC
Scott Mountain Apartments, LLC
Sequoia Stonebriar Owner, LLC
Sugarmont, LLC
Summer Park H, LLC
Summer Park Whitman, LLC

Maryland
Cottonwood Communities GP Subsidiary, LLC

Utah
Albion Insurance Company, Inc.
Cottonwood Residential Real Estate Services, LLC

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